     Exhibit 23.4
Consent of Independent Registered Public Accounting Firm
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 1, 2004, relating to the consolidated financial statements, which appears in the Current Report on Form 8-K dated August 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Birmingham, Alabama
September 6, 2006